BUSINESS ADVISORY AGREEMENT

THIS AGREEMENT (the “Agreement”) dated as of February 10th 2020 by and between Astro Aerospace Ltd. (the “Company”) and SBC Investments Ltd. (the “Advisor”).

W I T N E S S E T H:

WHEREAS, the Company desires to retain Advisor to provide business advisory services to the Company; and

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is hereby agreed as follows:

SECTION 1.  Retention.

(a)

The Company hereby retains the Advisor to perform the services set forth in below during the twelve (12) month period commencing on the date hereof.  This Agreement shall automatically renew for additional one (1) year periods unless terminated in writing not less than thirty (30) days prior to the original or any subsequent expiration date (the original one-year period and any renewals thereof shall collectively hereafter be referred to as the “Term”).  The Advisor hereby accepts such retention and shall perform for the Company the duties described herein, faithfully and to the best of its ability.  During the Term, the Advisor shall report directly to the President or to any other senior officer designated in writing by the President of the Company.

(b)

The Advisor shall render such advice and services to the Company as may be reasonably requested by the Company concerning equity and/or debt financings, strategic planning, merger and acquisition possibilities and business development activities including, without limitation, the following:

(i)

Study and review of the business, operations, and historical financial performance of the Company (based upon management’s forecast of financial performance) so as to enable the Advisor to provide advice to the Company;

(ii)

Assist the Company in attempting to formulate the best strategy to meet the Company’s working capital and capital resource needs;

(iii)

Introduce the Company to potential non-US lenders of funds as well as to potential non-US investors (whether such investment is in the form of debt and/or equity financing or some combination thereof).

(iv)

Assist in the formulation of the terms and structure of any reasonable proposed business combination transaction involving the Company, including without limitation, any merger or consolidation, sale of assets, or sale or exchange of stock (a “Business Combination”);

(v)

Assist in the presentation to the Board of Directors of the Company of any proposed transaction.

SECTION 2.  Compensation.

(a)

A one-time fee of  1,500 Series B Preferred. ( EACH PREF CONVERTS INTO 1333 SHARES) shares of the Company’s stock for the introduction and subsequent closing of the acquisition of Horizon Aircraft Corporation. In conjunction with the closing of Horizon the Company must close a financing in excess of $5,000,000 USD. The fee will be payable once Horizon Aircraft Corporation is closed and the financing is completed.

(b)

If during the Term if the Company completes an equity financing on which the Advisor worked, including any securities convertible into equity (an “Equity Financing”), the Company shall pay the Advisor at closing (i) a fee equal to five percent (5%) of the equity the Company issued in the Equity Financing payable, at the discretion of the Advisor, in cash or in the same form of Company’s equity issued in the Equity Financing.

(c)

If during the Term the Company completes a Business Combination, other than Horizon Aircraft Corporation, with a public or private company on which the Advisor worked, the Company shall pay the Advisor, a fee equal to 2.5% of the Company’s issued and outstanding common stock, on an as-converted, fully diluted basis (the “Business Combination Fee”).  The Business Combination Fee shall be deemed earned and payable upon the closing of the Business Combination.

(d)

Each potential source of financing, potential Business Combination candidate or any other Company either (a) introduced to the Company by Advisor (and each financing source introduced to the Company by any Advisor Source) or (b) is introduced by Company to Advisor whereby Advisor provided advisory services related to a potential transaction, including but not limited to any Equity Financing or Business Combination (collectively, a “Fee Transaction”) during the Term of this Agreement shall be deemed a “Advisor Source”.  In the event Company completes a Fee Transaction with any Advisor Source (or with a financing source introduced to Company by any Advisor Source listed in Schedule A) within two (2) years of the termination of this Agreement, Company shall pay to Advisor its full fee due under sections 2(a), or 2(b), except if the Company has terminated this Agreement following the failure of Advisor to perform any of its material obligations under this Agreement, provided that the Company has complied with its material obligations hereunder.

(e)

Except as otherwise provided for herein:

(i)

All fees due the Advisor hereunder shall have no offsets, are non-refundable, non-cancelable and shall be free and clear of any and all encumbrances.

(ii)

All unrestricted securities fees due the Advisor hereunder shall be made via DTC or the DWAC system if eligible for such system, or by certificates issued by the transfer agent for the Company or the Company, as applicable, and shall be delivered to the Advisor by the Closing Agent immediately upon closing of any Fee Transaction.

(iii)

All securities fees due the Advisor hereunder shall be duly issued, fully-paid (exclusive of warrants or options) and non-assessable and shall be in the same form, with the same terms and conditions as the securities provided to the Company pursuant to any Fee Transaction.

(iv)

For the purposes of this Agreement, “Registrable Securities” shall mean (i) all shares of Common Stock of the Company paid or payable to the Advisor under this Agreement, (ii) all shares of Common Stock into which convertible securities issued or issuable to the Advisor under this Agreement are convertible and (iii) all shares of common stock into which derivative securities (including, without limitation, warrants and options) issued or issuable to the Advisor are exercisable.  The Company hereby grants to the Advisor “customary piggyback registration rights” and shall register all of the Registrable Securities on any registration statement it files with the Securities and Exchange Commission relating to its securities (excluding registration statements on Form S-8) and in compliance with any and all federal and state securities laws, in the name(s) of and to the account(s) designated by the Advisor.  The Company agrees to pay all costs associated with registering the Registrable Securities for resale.  In order to effectuate the foregoing provisions, at the Advisor’s request, either simultaneously herewith or at any time hereafter, the Company shall execute and deliver to the Advisor a Registration Rights Agreement reflecting the foregoing provisions.

(f)

The Company shall authorize and direct the closing agent to distribute directly or from escrow any and all fees due the Advisor hereunder.  The Company agrees that such fees and the manner of payment and delivery as herein provided shall be included in the documentation of any Fee Transaction.  The Advisor is hereby authorized to notify the Closing Agent, on behalf of the Company and as its agent, to make all payments required hereunder directly to the Advisor.

SECTION 3.  Expenses.  The Company shall reimburse the Advisor for any out-of-pocket expenses incurred by the Advisor in relation to Advisor’s services provided under this Agreement.  Any individual expense in excess of $1,000 shall require the prior written approval of the Company and shall be evidenced by written documentation prior to reimbursement.  Reimbursement by the Company to the Advisor will be made within fifteen (15) days of the Company’s receipt of said documentation.

SECTION 4.  Advisor Restrictions.  Advisor agrees that Advisor shall not (a) introduce the Company to any potential financing source who is a U.S. Person, as that term is defined in Regulation S promulgated under the Securities Act of 1933, as amended (the “33 Act”), and (b) will not itself engage in any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States which includes any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the securities.

SECTION 5.  Confidential Information.  The Advisor agrees that during and after the Term, it will keep in strictest confidence, and will not disclose or make accessible to any other person without the written consent of the Company, the Company’s products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Company or any of its clients and third parties including, without limitation, Proprietary Information (as defined in Section 7) (all of the foregoing is referred to herein as the “Confidential Information”).  The Advisor agrees (a) not to use any such Confidential Information for itself or others, except in connection with the performance of its duties hereunder; and (b) not to take any such material or reproductions thereof from the Company’s facilities at any time during the Term except, in each case, as required in connection with the Advisor’s duties hereunder.

Notwithstanding the foregoing, the parties agree that the Advisor is free to use (a) information in the public domain not as a result of a breach of this Agreement, (b) information lawfully received from a third party who had the right to disclose such information and (c) the Advisor’s own independent skill, knowledge, know-how and experience to whatever extent and in whatever way he wishes, in each case consistent with his obligations as the Advisor and that, at all times, the Advisor is free to conduct any research relating to the Company’s business.

SECTION 6.  Indemnification.  The Company represents that all materials provided or to be provided to the Advisor or any third party regarding the Company’s financial affairs or operations are and shall be truthful and accurate and in compliance with any and all applicable federal and state securities laws.  The Company agrees to indemnify and hold harmless the Advisor and its professionals, lawyers, consultants and affiliates, their respective directors, officers, shareholders, partners, members, managers, agents and employees and each other person, if any, controlling the Advisor or any of its affiliates to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them (including reasonable attorneys’ fees and disbursements) that result from actions taken or omitted to be taken (including and untrue statements made or any statement omitted to be made) by the Company, its agents or employees which relate to the scope of this Agreement and the performance of the services by the Advisor contemplated hereunder.  The Advisor will indemnify and hold harmless the Company and the respective directors, officers, agents, affiliates and employees of the Company from and against all losses, claims damages, liabilities and expenses that result from bad faith, gross negligence or unauthorized representations of the Advisor.  In no event shall the Advisor be responsible or liable hereunder for an amount in excess of the compensation received by it pursuant to this Agreement.  Each person or entity seeking indemnification hereunder shall promptly notify the Company, or the Advisor, as applicable, of any loss, claim, damage or expense for which the Company or the Advisor, as applicable, may become liable pursuant to this Section 6.  No party shall pay, settle or acknowledge liability under any such claim without consent of the party liable for indemnification, and shall permit the Company or the Advisor, as applicable, a reasonable opportunity to cure any underlying problem or to mitigate actual or potential damages.  The scope of this indemnification between the Advisor and the Company shall be limited to, and pertain only to certain transactions contemplated or entered into pursuant to this Agreement.

The Company or the Advisor, as applicable, shall have the opportunity to defend any claim for which it may be liable hereunder, provided it notifies the party claiming the right to indemnification in writing within fifteen (15) days of notice of the claim.

The rights stated pursuant to this Section 6 shall be in addition to any rights that the Advisor, the Company, or any other person entitled to indemnification may have in common law or otherwise, including, but not limited to, any right to contribution.

SECTION 7.  Notices.  Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given: (a) upon facsimile transmission (with written transmission confirmation report) at the number designated below; (b) when delivered personally against receipt therefore; (c) one day after being sent by Federal Express or similar overnight delivery; or (d) five (5) business days after being mailed registered or certified mail, postage prepaid.  The addresses for such communications shall be as set forth below or to such other address as a party shall give by notice hereunder to the other party to this Agreement.

SECTION 8.  Independent Contractors.  The Advisor shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for on behalf of or represent the Company.  This Agreement does not create a partnership or joint venture.

SECTION 9.  Other Activities of Advisor.  The Company recognizes that the Advisor now renders and may continue to render financial consulting and other investment banking services to other companies that may or may not conduct business and activities similar to those of the Company.  The Advisor shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes.

SECTION 10.  Successors and Assigns.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement and any of the rights, interests or obligations hereunder may not be assigned by either party without the prior written consent of the opposing party, which consent shall not be unreasonably withheld.

SECTION 11.  Severability of Provisions.  If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

SECTION 12.  Entire Agreement: Modification.  This Agreement and the schedules hereto contain the entire agreement of the parties relating to the subject matter hereof, and the parties hereto and thereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.  No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

SECTION 13.  Non-Waiver.  The failure of any party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith; and the said terms, conditions and provisions shall remain in full force and effect.  No waiver of any term or condition of this Agreement on the part of any party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

SECTION 14.  Governing Law.  The parties hereto acknowledge that the transactions contemplated by this Agreement bear a reasonable relation to the state of Texas.  This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the state of Texas without regard to such state’s principles of conflicts of laws.  The parties irrevocably and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding (“Actions”) relating to this Agreement shall be in the state or federal courts situated in the city of Dallas and state of Texas.  Each party irrevocably and unconditionally waives any objection it may have to the venue of any Action brought in such courts or to the convenience of the forum.  Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described.  Service of process in any action by any party may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to any other party at their address set forth in this Agreement.

SECTION 15.  Headings.  The headings of the Sections are inserted for convenience of reference only and shall not affect any interpretation of this Agreement.

SECTION 16.  Counterparts.  This Agreement may be executed in counterpart signatures, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

By: ___/s/Bruce Bent_________________________

Bruce Bent, President

SBC Investments Ltd

By: ___/s/Katie Fell__________________________

Katie Fell, Director

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